Exhibit 99.1

COWEN GROUP, INC.

DIRECTOR AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”) is made by and between COWEN GROUP, INC., a Delaware corporation (the “Company”), and __________, a member of the Board of Directors, (the “Director”), as of September 13, 2006.

RECITALS

WHEREAS, the Company has adopted the Cowen Group, Inc. 2006 Equity and Incentive Plan (the “Plan”) pursuant to which the Director has been granted an award (the “Award”); and

WHEREAS, the Award shall consist solely of a grant of restricted stock units in accordance with the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Director has accepted the grant of the Award and hereby agrees to the terms and conditions hereinafter stated;

NOW, THEREFORE, in consideration of the foregoing recitals and of the promises and conditions herein contained, it is agreed as follows:

ARTICLE I
GRANT OF RESTRICTED STOCK UNITS

Section 1.1 - Grant of Restricted Stock Units.

The Company has granted, effective September 13, 2006 (the “Grant Date”), units evidencing a right to receive            shares of stock of Cowen Group, Inc. (“Stock”) pursuant to the terms and subject to the conditions and restrictions of this Agreement (the “Restricted Stock Units”).

Section 1.2 - Restrictions and Restricted Period.

(a)           Restrictions.  The Restricted Stock Units granted hereunder are not forfeitable, but may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until the Payment Date (as defined below) (the “Restrictions”).

(b)           Restricted Period.  Subject to Section 1.4 hereof, the shares of Stock shall become issuable to the Director (provided, that such issuance is in accordance with Section 2.1 and otherwise in compliance with Federal and state securities laws) on             (the “Payment Date”).

(c)           Stock Certificates.  On the Payment Date or as soon thereafter as reasonably practicable, the Company will issue a stock certificate for the shares of Stock represented by this Agreement.

Section 1.3 - Rights of a Stockholder.

The Director shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units, including, but not limited to, the rights to vote, until the date of issuance of a stock certificate for such shares; provided, however, the Director shall be entitled to receive dividend equivalents which shall accrue and be paid to the Director at the end of the Company’s Fiscal Quarter in which such dividend is paid to the stockholders of the Company.  In the event that the Committee approves an adjustment to the Restricted Stock Unit award pursuant to Section 5(b) of the Plan, then in such event, any and all new, substituted or additional securities to which the Director is entitled by reason of the Restricted Stock Unit award shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock Unit award subject to such Restrictions immediately before such event.

Section 1.4 - Acceleration Upon Death.

If the Director’s service with the Company is terminated as a result of death, the Payment Date shall be accelerated and a stock certificate for the shares of Stock represented by this Agreement shall be immediately deliverable in accordance with Section 1.2 (c) hereof.

ARTICLE II
MISCELLANEOUS

Section 2.1 - Securities Act Requirements.

The Company shall not be obligated to sell or issue any shares of Stock subject to any such Restricted Stock Unit, if such sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (the “1933 Act”) or other Federal or state statutes having similar requirements, as they may be in effect at that time; and (ii) each Restricted Stock Unit shall be subject to the further requirement that, at any time that the Board or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Stock subject to such Restricted Stock Unit under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, such Restricted Stock Unit may not be redeemed in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

Section 2.2 - Third-Party Beneficiary.

This Agreement is expressly entered into for the benefit of the parties hereto.  Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 2.3 - Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York other than its laws regarding conflicts of law (to the extent that the application of the laws of another jurisdiction would be required thereby).  The Committee shall have final authority to interpret and construe this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Director and the Director’s legal representative in respect of any questions arising under this Agreement.

Section 2.4 - Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at 1221 Avenue of the Americas, New York, NY 10020, Attention: General Counsel, and to the Director at the address set forth below or at such other address as either party may hereafter designate in writing to the other by like notice.

Section 2.5 - Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

Section 2.6 - Amendment.

This Agreement may not be amended or modified in any manner (including by waiver) except by an instrument in writing signed by both parties hereto.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of such party of a provision of this Agreement.

Section 2.7 - Section 409A.

This Agreement is intended to comply with the requirements of Section 409A of the Code and shall be interpreted accordingly.  In the event that any provision of this Agreement would cause this Agreement to become subject to Section 409A or cause this Agreement to fail to comply with Section 409A, such provision may be deemed null and void and the Company and the Director agree to amend or restructure this Agreement, to the extent necessary and appropriate to avoid adverse tax consequences under Section 409A.

Section 2.8 - Entire Agreement.

The Plan is incorporated herein by reference.  The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, agreements, correspondence and term sheets of or between the Company and the Director with respect to the subject matter hereof.  If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern.

Section 2.9 - Arbitration.

(a)           Any and all disputes arising out of or relating to this Agreement will be submitted to and resolved exclusively by a panel of three (3) arbitrators from either the New York Stock Exchange or the National Association of Securities Dealers, Inc.  The place of the arbitration shall be held in the City of New York.  In agreeing to arbitrate these disputes, Director recognizes that Director is waiving Director’s right to a trial in court and by a jury.  The arbitration award shall be final and binding upon both parties, and judgment upon the award may be entered in a court of competent jurisdiction.

(b)           The arbitrators shall not have authority to amend, alter, modify, add to or subtract from the provisions hereof.  The award of the arbitrators, in addition to granting the relief prescribed above and such other relief as the arbitrators may deem proper, may contain provisions commanding or restraining acts or conduct of the parties or their representatives and may further provide for the arbitrators to retain jurisdiction over this Agreement and the enforcement thereof.  If either party shall deliberately default in appearing before the arbitrators, the arbitrators are empowered, nonetheless, to take the proof of the party appearing and render an award thereon.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Director has hereunto set Director’s hand as of the date indicated above.

COWEN GROUP, INC.

BY:
CHRISTOPHER A. WHITE VICE PRESIDENT

[Name of Director]